UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014 (June 17, 2014)

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35377	20-1647837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 2550 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 519-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Class A Preferred Unit Purchase Agreement

On June 17, 2014, Crestwood Midstream Partners LP (the “Partnership”) entered into a Class A Preferred Unit Purchase Agreement (the “Purchase Agreement”) with the purchasers named on Schedule A thereto (collectively, the “Purchasers”), pursuant to which the Partnership has agreed to sell, and the Purchasers have agreed to purchase, up to $500 million (the “Full Funding”) of the Partnership’s Class A Preferred Units (the “Class A Preferred Units”) in a privately negotiated transaction (the “Private Placement”). Pursuant to the Purchase Agreement on (i) June 17, 2014 (the “Initial Closing Date”) the Purchasers purchased 11,952,191 Class A Preferred Units for a cash purchase price of $25.10 per Class A Preferred Unit (the “Unit Purchase Price”) resulting in gross proceeds to the Partnership of approximately $300 million (the “Initial Funding”) and (ii) one or more dates prior to September 30, 2015 (the “Final Closing Date”) the Purchasers will purchase up to an additional $200 million of Class A Preferred Units at the Unit Purchase Price. The date on which the Full Funding occurs is referred to herein as the “Full Funding Date.”

The Initial Funding resulted in net proceeds to the Partnership of approximately $294 million, after deducting transaction fees and estimated offering expenses, including a 2% transaction fee paid by the Partnership to the Purchasers. The Partnership expects to use the net proceeds to fund ongoing and planned capital projects, the repayment of the Partnership’s indebtedness under its revolving credit facility, to fund acquisition/development opportunities and for general partnership purposes.

The issuance of the Class A Preferred Units pursuant to the Purchase Agreement is being made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. The Purchase Agreement contains customary representations and warranties by Partnership and the Purchasers and the parties have agreed to indemnify each other for losses resulting from the other party’s breach of any representations, warranties or covenants.

On June 17, 2014, the Partnership issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On June 17, 2014, the Partnership entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers relating to the registered resale of (i) common units representing limited partner interests in the Partnership (“Common Units”) issuable upon conversion of the Class A Preferred Units and (ii) the Class A Preferred Units, including PIK Units (as defined in the Partnership Agreement Amendment). Pursuant to the Registration Rights Agreement, with respect to Common Units issuable upon conversion of the Class A Preferred Units, the Partnership has agreed to use its reasonable best efforts to (i) prepare and file a registration statement under the Securities Act (the “Common Unit Registration Statement”) within 15 business days following the Initial Closing Date and (ii) cause the Registration Statement to be declared effective no later than 180 days after the initial filing of the Common Unit Registration Statement.

Also, pursuant to the Registration Rights Agreement, under certain limited circumstances, the Purchasers have the option, by providing written notice to the Partnership (each a “Demand Notice”), to require the Partnership to prepare and file a registration statement under the Securities Act (the “Preferred Unit Registration Statement”) to permit the public resale of the Class A Preferred Units. Subject to certain limitations outlined in the Registration Rights Agreement, the Partnership will file the Preferred Unit Registration Statement as soon as practicable, but in no event later than 30 days, following receipt of a Demand Notice. The Partnership has agreed to use its reasonable best efforts to cause the Preferred Unit Registration Statement to be declared effective as soon as practicable after its initial filing, but in any event no later than 180 days thereafter.

If (i) the Common Unit Registration Statement is not declared effective prior to such date as any Class A Preferred Units convert into Common Units pursuant to the Partnership Agreement Amendment (as defined below) or (ii) the Preferred Unit Registration Statement is not declared effective within 180 days of its initial filing (each a “Target Effective Date”), the Partnership will pay liquidated damages to each holder of converted Common Units or Class A Preferred Units, as applicable, at the rate of 0.25% of the Liquidated Damages Multiplier (as defined in the Registration Rights Agreement) per 30 day period, that shall accrue daily, for the first 60 days following such Target Effective Date, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30 day period, that shall accrue daily, for each subsequent 60 days (i.e., 0.5% for 61-120 days, 0.75% for 121-180 days and 1.0% thereafter), up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30 day period.

In certain circumstances, the Purchasers will have piggyback registration rights as described in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Board Representation and Standstill Agreement

On June 17, 2014, the Partnership and Crestwood Midstream GP LLC, its general partner (the “General Partner”), entered into a Board Representation and Standstill Agreement (the “Board Representation and Standstill Agreement”) with the Purchasers. Pursuant to the Board Representation and Standstill Agreement, following the Initial Closing Date, the Partnership and the General Partner have agreed to permit the Purchasers, collectively, to have the option to appoint a single representative, in a non-voting observer capacity, to attend all meetings of the full board of directors of the General Partner (the “Board”), subject to certain exceptions described in the Board Representation and Standstill Agreement (the “Board Observation Rights”). The Board Observation Rights shall immediately terminate on the earlier of such date as the Purchasers no longer owning (i) at least 75% of the outstanding Class A Preferred Units issued to the Purchasers through the Final Closing Date or (ii) a number of Class A Preferred Units, which, on an as-converted to Common Unit basis, would be equal to 5% of the total number of Common Units then outstanding.

Also, pursuant to the Board Representation and Standstill Agreement, if after the Initial Distribution Period (as defined below), the Class A Distribution Amount (as defined below) is not paid in full in cash for two consecutive calendar quarters, the Purchasers shall have the right to designate a person to serve on the Board and the Partnership and the General Partner shall take all actions necessary or advisable to effect such designation. Such designation right will terminate upon the payment by the Partnership of all accrued but unpaid distributions on the Class A Preferred Units then outstanding.

In addition, the Board Representation and Standstill Agreement provides that for a period of three years from the Initial Closing Date, the Purchasers shall not, among other things: (i) enter into any transaction the effect of which would be to “short” any securities of the Partnership; (ii) call (or participate in a group calling) a meeting of the limited partners of the Partnership for the purpose of removing the General Partner or (iii) solicit any proxies or votes for or in support of (a) the removal of the General Partner or (b) the election of any successor general partner of the Partnership, in each case without the Partnership’s consent.

The foregoing description of the Board Representation and Standstill Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Board Representation and Standstill Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to Private Placement is incorporated into this item 3.02 by reference.

Item 3.03. Material Modification to Rights of Securities Holders.

The disclosure under Item 1.01 and 5.03 of this Current Report on Form 8-K relating to the Private Placement, the execution of the Registration Rights Agreement and certain rights of the holders of Common Units are incorporated into this Item 3.03 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2014, in connection with the Private Placement, the Partnership entered into Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement Amendment”) to set forth the terms of the Class A Preferred Units. The Partnership Agreement Amendment is effective as of June 17, 2014.

Distributions

Under the terms of the Partnership Agreement Amendment, commencing with the quarter ending on September 30, 2014, the Class A Preferred Units will receive a quarterly distribution (the Class A Preferred Distribution”) of $0.5804 per quarter, subject to certain adjustments described in the Partnership Agreement Amendment (the “Class A Distribution Amount”), paid in arrears on the earlier of (i) the date that distributions are made on the Common Units for such quarter and (ii) 45 days after the end of each quarter. For each of the 12 quarters following the quarter ended June 30, 2014 (the “Initial Distribution Period”), the Class A Preferred Distribution shall be paid, in the sole discretion of the General Partner, in additional Class A Preferred Units, in cash, or in a combination of additional Class A Preferred Units and cash. After the Initial Distribution Period, each Class A Distribution shall be paid in cash at the Class A Distribution Amount unless, subject to certain exceptions, (i) there is no distribution being paid on Parity Securities and Junior Securities (including the Common Units) (each as defined in the Partnership Agreement Amendment) and (ii) the Partnership’s Available Cash (as defined in the Partnership Agreement Amendment) is insufficient to pay the Class A Preferred Distribution. If the Partnership fails to pay the Class A Distribution in cash after the Initial Distribution Period, until such time as all accrued and unpaid distributions are paid in full in cash (i) the Class A Distribution Amount will increase to $0.7059, (ii) subject to certain exceptions, the Partnership shall not be permitted to declare or make (a) any distributions in respect of any Junior Securities (including the Common Units) and (b) any distributions in respect of any Parity Securities, and (iii) the Purchasers shall receive the board designation rights described in Item 1.01 of this Form 8-K under the heading “Board Representation and Standstill Agreement.”

If the Partnership fails to pay in full any Class A Preferred Distribution, the amount of such unpaid distribution will accrue and accumulate from the last day of the quarter for which such distribution is due until paid in full. Any accrued and unpaid distributions shall be increased at a rate of 2.8125% per quarter.

Voting

The Class A Preferred Units have voting rights that are identical to the voting rights of the Common Units and shall vote with the Common Units as a single class, with each Class A Preferred Unit entitled to one vote for each Common Unit into which such Class A Preferred Unit is convertible, except that the Class A Preferred Units shall be entitled to vote as a separate class on any matter on which all unitholders are entitled to vote that adversely affects the rights, powers, privileges or preferences of the Class A Preferred Units in relation to the Partnership’s other securities. Subject to certain exceptions, if (i) the three largest Class A Preferred Unit holders collectively constitute a Super-Majority Interest (as defined in the Partnership Agreement Amendment ) and (ii) GSO COF II Holdings Partners LP and Magnetar Financial LLC, and each of their respective affiliates, collectively own at least 35% of the outstanding Class A Preferred Units, the approval of a Super-Majority Interest of the outstanding Class A Preferred Units shall be required to approve any matter for which the Class A Preferred Unit holders are entitled to vote as a separate class, and otherwise, the approval of a majority of the outstanding Class A Preferred Units (subject to certain exclusions) shall be required to approve any matter for which the Class A Preferred Unit holders are entitled to vote as a separate class.

Conversion

One or more Class A Preferred Unit holders may elect, each in its own discretion, (i) at any time following the third anniversary of the Initial Closing Date, to convert all or any portion of the Class A Preferred Units, in an aggregate amount equaling or exceeding a number of Class A Preferred Units having a value of $20 million, into Common Units, at the then applicable Conversion Ratio (as defined in the Partnership Agreement Amendment), subject to the payment of any accrued by unpaid distributions to the date of such conversion and (ii) in the event of (a) a change of control of the Partnership prior to the third anniversary of the Initial Closing Date or (b) any voluntary liquidation, dissolution or winding up of the Partnership, to convert all or any portion of the Class A Preferred Units held by such Class A Preferred Unit holders, at the then applicable Conversion Ratio, subject to payment of any accrued but unpaid distributions to the date of conversion.

At any time following the third anniversary of the Initial Closing Date, subject to certain liquidity requirements set forth in the Partnership Agreement Amendment, if the volume weighted average trading price (the “VWAP Price”) of the Common Units on the national securities exchange on which the Common Units are then listed for 20 trading days over the 30 trading day period ending on the close of trading on the day immediately preceding the date notice is given by the Partnership of its conversion right is (i) greater than 150% of the Unit Purchase Price divided by (ii) the then applicable Conversion Ratio, the General Partner, in its sole discretion, may convert all or a portion of the outstanding Class A Preferred Units into Common Units, at the then applicable Conversion Ratio, subject to the payment of any accrued but unpaid distributions to the date of conversion. Also, beginning on the Full Funding Date, subject to certain liquidity requirements set forth in the Partnership Agreement Amendment, if the VWAP Price for 20 trading days over the 30 trading day period ending on the close of trading on the day immediately preceding the date notice is given by the Partnership of its conversion right is greater than (i) the Unit Purchase Price divided by (ii) the then applicable Conversion Ratio, the General Partner, in its sole discretion, may convert all, but not less than all, of the outstanding Class A Preferred Units into a number of Common Units equal to (a) prior to the third anniversary of the Initial Closing Date, the Special Conversion Amount (as defined in the Partnership Agreement Amendment) and (b) on or after the third anniversary of the Initial Closing Date, the Adjusted Conversion Amount (as defined in the Partnership Agreement Amendment).

In the event a change of the control of the Partnership occurs involving at least 90% cash consideration being paid to the Common Unit holders of the Partnership (a “Cash COC Event”), the Class A Preferred Unit holders shall immediately convert the outstanding Class A Preferred Units into Common Units at a conversion ratio equal to the greater of (i) the then applicable Conversion Ratio and (ii) the quotient of (1) the product of (a) the Unit Purchase Price, multiplied by (b) the Cash COC Conversion Premium (as defined in the Partnership Agreement Amendment), divided by (2) the VWAP Price for the 10 consecutive trading days ending immediately preceding the date of closing of the Cash COC Event, subject to a $1.00 per unit floor on Common Units received, subject to the payment of any accrued but unpaid distributions to the date of conversion.

If a change of control event occurs (other than a Cash COC Event), then each Class A Preferred Unit holder shall, at its sole discretion:

(i) convert its Class A Preferred Units into Common Units, at the then applicable Conversion Ratio;

(ii) if the Partnership is not the surviving entity and the consideration received per Common Unit is greater than $1.00, require the Partnership to use its best efforts to deliver a mirror security to the Class A Preferred Units in the surviving entity on substantially similar terms, provided, that in the event the Partnership is not able to deliver such a mirror security, the Class A Preferred Unit holders shall be entitled to (a) take any action otherwise permitted by clause (i) above or clauses (iii) or (iv) below or (b) convert the Class A Preferred Units into a number of Common Units based on a conversion ratio descried in the Partnership Agreement Amendment;

(iii) if the Partnership is the surviving entity and the consideration per Common Unit exceeds $1.00, continue to hold the Class A Preferred Units; or

(iv) require redemption at 101% of the Unit Purchase Price plus accrued and unpaid distributions (which redemption may be made in cash or in Common Units, at the Partnership’s sole discretion).

The foregoing description of the Partnership Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Partnership Agreement Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

The Partnership entered into Amendment No. 1, dated as of June 11, 2014, to the Credit Agreement, dated as of October 7, 2013, among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Bank and the lenders party thereto (the “Credit Agreement Amendment”).

Among other changes, the Credit Agreement Amendment (i) clarifies certain covenants with respect to the Partnership’s sales of equity securities, and (ii) modifies the dividend and distributions covenant to clarify that redemptions, repurchases or retirements of equity interests are permitted to the extent made solely through the issuance of additional shares of equity.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of Crestwood Midstream Partners LP dated as of June 17, 2014.

4.1	Registration Rights Agreement, dated as of June 17, 2014, by and among Crestwood Midstream Partners LP and the Purchasers named therein.

10.1	Class A Preferred Unit Purchase Agreement, dated as of June 17, 2014, by and among Crestwood Midstream Partners LP and the Purchasers named therein.

10.2	Board Representation and Standstill Agreement, dated as of June 17, 2014, by and among Crestwood Midstream GP LLC, Crestwood Midstream Partners LP and the Purchasers named therein.

99.1	Press release dated June 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	Crestwood Midstream GP LLC, its General Partner

Date: June 19, 2014	By:	/s/ Michael J. Campbell
Michael J. Campbell
Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of Crestwood Midstream Partners LP dated as of June 17, 2014.

4.1	Registration Rights Agreement, dated as of June 17, 2014, by and among Crestwood Midstream Partners LP and the Purchasers named therein.

10.1	Class A Preferred Unit Purchase Agreement, dated as of June 17, 2014, by and among Crestwood Midstream Partners LP and the Purchasers named therein.

10.2	Board Representation and Standstill Agreement, dated as of June 17, 2014, by and among Crestwood Midstream GP LLC, Crestwood Midstream Partners LP and the Purchasers named therein.

99.1	Press release dated June 17, 2014.